     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1999
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                                THE 3DO COMPANY

             (Exact name of Registrant as specified in its charter)

           DELAWARE                 94-3177293
 (State or other jurisdiction    (I.R.S. Employer
              of                  Identification
incorporation or organization)       Number)

                              600 GALVESTON DRIVE
                             REDWOOD CITY, CA 94063
                                 (650) 261-3000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                                 JAMES A. COOK
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              600 GALVESTON DRIVE
                             REDWOOD CITY, CA 94063
                                 (650) 261-3000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:

              NEIL WOLFF                           JOHN P. BARTHOLOMAY                        JEFFREY S. MARCUS
            YOICHIRO TAKU                          600 GALVESTON DRIVE                       S. DAVID GOLDENBERG
            BENJAMIN CHUN                     REDWOOD CITY, CALIFORNIA 94063               MORRISON & FOERSTER LLP
   WILSON SONSINI GOODRICH & ROSATI                   (650) 261-3000                     1290 AVENUE OF THE AMERICAS
       PROFESSIONAL CORPORATION                                                            NEW YORK, NEW YORK 10104
          650 PAGE MILL ROAD                                                                    (212) 468-8000
     PALO ALTO, CALIFORNIA 94304
            (650) 493-9300

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-80309
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
           TITLE OF EACH CLASS OF                AMOUNT TO BE     AGGREGATE OFFERING      AGGREGATE          REGISTRATION
        SECURITIES TO BE REGISTERED            REGISTERED(1)(2)   PRICE PER SHARE(3)  OFFERING PRICE(3)         FEE(4)
Common Stock, $0.01 par value...............      2,185,000       $     5.4375        $   11,880,938      $     3,303

(1) Includes 285,000 shares that the underwriters have the option to purchase to cover over-allotments.

(2) Does not include 6,900,000 shares of Common Stock previously registered for which the registration fee has previously been paid.

(3) The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the proposed offering price for the shares of the Company's Common Stock offered hereby.

(4) Calculated pursuant to Rule 457(a).

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
               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Registration Statement filed under the Securities Act of 1933, as amended, by The 3DO Company (the "Company") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-80309), as amended (the "Prior Registration Statement") relating to the offering of up to 6,900,000 shares of Common Stock of the Company filed on June 9, 1999.

                                 CERTIFICATION

    The Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $3,303.00 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on July 23, 1999); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on July 23, 1999.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on the 22nd day of July, 1999.

                                THE 3DO COMPANY

                                By:              /s/ JOHN W. ADAMS
                                     -----------------------------------------
                                                   John W. Adams
                                              CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chief Executive Officer
              *                   and
------------------------------    Chairman of the Board        July 22, 1999
    William M. Hawkins III        (Principal Executive
                                  Officer)

      /s/ JOHN W. ADAMS         Chief Financial Officer
------------------------------    (Principal Financial         July 22, 1999
        John W. Adams             Officer)

              *
------------------------------  Director                       July 22, 1999
       William A. Hall

              *
------------------------------  Director                       July 22, 1999
    H. William Jesse, Jr.

              *
------------------------------  Director                       July 22, 1999
        Hugh C. Martin

*By:      /s/ JOHN W. ADAMS
      -------------------------
            John W. Adams
         (ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER
-----------
       5.1   Opinion of James A. Cook, General Counsel with respect to the Common Stock being registered.
      23.1   Consent of Independent Auditors
      23.2   Consent of James A. Cook, Executive Vice President, General Counsel and Secretary (see exhibit
               5.1)
      23.3+  Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
      24.1+  Power of Attorney

------------------------

+   Incorporated by reference from the Prior Registration Statement.